AMENDMENT NO. 1
TO
EMPLOYMENT CONTRACT

THIS AMENDMENT NO. 1 TO EMPLOYMENT CONTRACT (“Amendment”) is made and entered into as of May 11, 2006, by and among Odimo Incorporated, a Delaware corporation (“Odimo”) and Jeffrey Kornblum (“Employee”).

RECITALS

WHEREAS, the Company and the Employee entered into that certain Employment Contract dated as of July 12, 2004 (the “Employment Contract”); and

WHEREAS, the Company and the Employee desire to amend the Employment Contract as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereby agree as follows.

1. Amendment to Recital. The second recital of the Employment Contract is hereby amended and restated in its entirety as follows:

“B. Subject to the terms and conditions of this Contract, Employee is the President and Chief Executive Officer of Employer.”

2.	Amendment to Article III.

Article III of the Employment Contract is hereby amended and restated in its entirety as follows:

“Article III — Duties

A. In General. Upon the terms and subject to the conditions of this Contract, Employer hereby employs Employee and Employee hereby accepts such employment with Employer for the term of this Contract as the President and Chief Executive Officer of Employer. Employee shall have the powers and duties with respect to Employer’s business interests (the “Businesses”) as set forth in the Bylaws of Employer for its Chief Executive Officer and President and such other executive and managerial duties as normally associated with such positions, subject to the direction of the Board of Directors in accordance with the reasonable policies adopted from time to time by the Board of Directors and communicated by written notice to Employee (the “Duties”). During the term of this Contract and subject to Article III.D below, Employee shall devote substantially all of Employee’s business time, attention, skill and efforts to the faithful performance of the Duties.

B. Place of Performance. The Duties shall be performed in Sunrise, Florida, except for such travel in the ordinary course of Employer’s business as may from time to time be reasonably required. Employee’s principal place of business shall be at the executive offices of Employer in Sunrise, Florida.

C. Delegation. Notwithstanding anything to the contrary contained in this Article III, Employee shall have the right and authority to delegate responsibility to one or more personnel as Employee deems appropriate, and is hereby authorized to hire on behalf of Employer additional agents, employees and other representatives which in Employee’s reasonable opinion are necessary to handle the affairs of Employer, and to terminate the employment of any and all agents, employees and other representatives of Employer, other than appointed officers of Employer, the termination of whom shall be subject to the prior approval by Employer’s Board of Directors.

D. Other Activities. Employee shall use Employee’s best efforts for the benefit of Employer by whatever activities Employee reasonably deems appropriate to maintain and improve Employer’s standing in the community generally and among other members of the industries in which Employer is from time to time engaged, including such entertaining for business purposes as Employee reasonably considers appropriate. Employee shall not, without the approval of the Board of Directors of Employer, render services of a business nature to any other person or entity, if such activities would interfere with the performance of Employee’s Duties as required under this Contract or otherwise prevent Employee from devoting substantially all of Employee’s business time, attention, skill and efforts to the performance of Employee’s Duties as required under this Contract. Subject to the foregoing limitations, the following activities shall be deemed to be permissible: (i) owning or managing real or personal property owned by Employee or Employee’s family members; (ii) owning any business which does not compete, directly or indirectly, with Employer; and (iii) holding directorships or similar positions in any organization which is not competing with Employer and which is approved by the Board of Directors of Employer.”

2. Other Provisions. All other provisions of the Employment Contract , other than Article III, shall remain in force and effect and shall remain unaffected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of May 11, 2006.

ODIMO INCORPORATED

By: /s/ Alan Lipton
Name: Alan Lipton
Title: Chairman of the Board

JEFFREY KORNBLUM

/s/ Jeffrey Kornblum